GENERAL DATACOMM INDUSTRIES, INC.

                            2003 Stock and Bonus Plan



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                        GENERAL DATACOMM INDUSTRIES, INC.
                                TABLE OF CONTENTS


SECTION 1.   GENERAL PURPOSE OF THE PLAN;
             DEFINITIONS.................................................  1

SECTION 2.   ADMINISTRATION OF PLAN;  COMMITTEE AUTHORITY TO SELECT
             PARTICIPANTS AND DETERMINE AWARDS...........................  2

SECTION 3.   SHARES ISSUABLE UNDER THE PLAN;
             MERGERS; SUBSTITUTION.......................................  4

SECTION 4.   ELIGIBILITY.................................................  5

SECTION 5.   STOCK OPTIONS...............................................  5

SECTION 6.   CONDITIONED STOCK AWARDS....................................  9

SECTION 7.   UNRESTRICTED STOCK AWARDS................................... 10

SECTION 8.   TERMINATION AND RESCISSION OF STOCK OPTIONS................. 10

SECTION 9.   TAX WITHHOLDING............................................. 12

SECTION 10.  TRANSFER, LEAVE OF ABSENCE, ETC............................. 13

SECTION 11.  AMENDMENTS AND TERMINATION ................................. 13

SECTION 12.  STATUS OF PLAN.............................................. 14

SECTION 13.  CHANGE OF CONTROL PROVISIONS................................ 14

SECTION 14.  GENERAL PROVISIONS.......................................... 15

SECTION 15.  EFFECTIVE DATE OF PLAN ..................................... 16

SECTION 16.  GOVERNING LAW............................................... 16

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                           GENERAL DATACOMM INDUSTRIES
                            2003 STOCK AND BONUS PLAN

               SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

         The name of the plan is the General DataComm Industries, Inc. 2003 Stock and Bonus Plan (the "PLAN"). The purpose of the Plan is to encourage and enable the officers, directors and employees of General DataComm Industries, Inc. (the "COMPANY") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to either acquire a proprietary interest in the Company or otherwise being additionally compensated for their efforts on behalf of the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare or otherwise being additionally compensated, will assure a closer identification of their interests with those of the Company and its stockholders thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

         The following terms shall be defined as set forth below:

         "ACT" means the Securities Exchange Act of 1934, as amended.

         "AWARD" or "AWARDS", except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Conditioned Stock Awards and Unrestricted Stock Awards.

         "BOARD" means the Board of Directors of the Company.

         "CAUSE" means personal dishonesty with respect to the Company, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order.

         "CHANGE OF CONTROL" shall have the meaning set forth in Section 13.

         "CLASS B STOCK" means the Class B Common Stock, $.01 par value, of the Company, subject to adjustments pursuant to Section 3.

         "CODE" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

         "COMMON STOCK" means the Common Stock, $.01 par value, of the Company, subject to adjustments pursuant to Section 3.

         "COMMITTEE" shall have the meaning set forth in Section 2.

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         "CONDITIONED STOCK AWARD" means an Award granted pursuant to Section 6.

         "DISABILITY" means disability as set forth in Section 22(e) (3) of the Code.

         "EFFECTIVE DATE" shall have the meaning set forth in Section 15.

         "ELIGIBLE PERSON" shall have the meaning set forth in Section 4.

         "FAIR MARKET VALUE" on any given date means the closing price per share of the Stock on the trading day immediately preceding such date as reported by the NASDAQ Stock Market or another nationally recognized stock exchange, or, if the Stock is not listed on such an exchange, the fair market value of the Stock as determined by the Committee.

         "INCENTIVE  STOCK  OPTION"  means  any  Stock  Option   designated  and
qualified as an "incentive stock option" as defined in Section 422 of the Code.

         "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

         "NORMAL RETIREMENT" means retirement from active employment with the Company and its Subsidiaries in accordance with the retirement policies of the Company and its Subsidiaries then in effect.

         "OPTION" or "STOCK OPTION" means any option to purchase shares of Stock granted pursuant to Section 5.

         "PLAN OF REORGANIZATION" means the plan of reorganization of the Company in its Chapter 11 proceedings in the United States Bankruptcy Court for the District of Delaware.

         "STOCK" means the Common Stock, and/or Class B Common Stock, as the case may be.

         "SUBSIDIARY" means a subsidiary as defined in Section 424 of the Code.

         "UNRESTRICTED  STOCK AWARD" means an Award granted  pursuant to Section
7.

         SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS.

         (a) COMMITTEE. The Plan shall be administered by a committee of the Board (the "Committee") consisting of all members of the Stock Option Committee

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of the Company (not less than two (2) persons).  Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

         (b) POWERS OF COMMITTEE. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

                  (i) to select the officers, directors and other employees of the Company and its Subsidiaries to whom Awards may from time to time be granted;

                  (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Conditioned Stock and Unrestricted Stock Awards, or any combination of the foregoing, granted to any one or more participants;

                  (iii) to determine the number of shares to be covered by any Award and whether the Award is of Common Stock or Class B Stock, or both, provided that no Award shall include Class B Stock after December 31, 2003;

                  (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; PROVIDED, HOWEVER, that no such action shall adversely affect rights under any outstanding Award without the participant's consent; and PROVIDED FURTHER that the Committee shall have no authority to change the exercise or purchase price of any Award after the initial grant of the Award;

                  (v) to accelerate the exercisability or vesting of all or any portion of any Award;

                  (vi) subject to the provisions of Section 5(a) (ii), to extend the period in which any outstanding Stock Option may be exercised, provided, however, that such modification of an Incentive Stock Option may cause the option to fail to satisfy the incentive stock option requirements of the Code and may not be effected without the consent of the holder;

                  (vii) to determine whether, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

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                  (viii) to adopt,  alter and repeal such rules,  guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable in the administration of the Plan; to decide all disputes
arising  in  connection   with  the  Plan;   and  to  otherwise   supervise  the
administration of the Plan.

         All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

         SECTION 3. SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION.

         (a) SHARES ISSUABLE. The maximum number of shares of Stock with respect to which Awards may be granted under the Plan shall be nine million, one hundred eighty five thousand, three hundred and sixty1 (9,185,360) consisting of four million, five hundred ninety two thousand, six hundred and eighty (4,592,680) shares of Common Stock and four million, five hundred ninety two thousand, six hundred and eighty (4,592,680) shares of Class B Stock,2 provided that no Award shall include Class B Stock after December 31, 2003. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan so long as the participants to whom such Awards had been previously granted retained no benefits of ownership of the underlying shares of Stock to which the Award related. Likewise, if any Option is exercised by the delivery of a number of shares of Stock, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of an Option under this or any prior plan of the Company, only the number of shares of Stock issued net of the shares of Stock delivered shall be deemed issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan. Subject to such overall limitation, any type or types of Award may be granted with respect to shares, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

         (b) STOCK DIVIDENDS, MERGERS, ETC. In the event that after approval of the Company's Plan of Reorganization, the Company effects a stock dividend, stock split, reverse stock split, combination, or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with

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1 an aggregate of 20% of the outstanding Stock of the Company on a fully diluted basis
2 Those figures -- 9,185,360 maximum shares, 4,592,680 common shares, and 4,592,680 Class B shares -- reflect the number of shares prior to the 1:10 reverse split contemplated by the Debtor's Amended Joint Plan of Reorganization dated April 29, 2003 and will be adjusted to reflect the reverse split.


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respect to which Awards may thereafter be granted  (including without limitation the limitations set forth in Section 3(a) above), (ii) the number and kind of shares remaining subject to Outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of
Section 14.

         (c) SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation (collectively, "MERGER"). The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

         SECTION 4. ELIGIBILITY.

         Awards may be granted only to directors, officers or employees of the Company or its Subsidiaries ("ELIGIBLE PERSONS").

         SECTION 5. STOCK OPTIONS.

         Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

         Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

         No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the Effective Date.

         (a) GRANT OF STOCK OPTIONS. The Committee in its discretion may determine the effective date of Stock Options, PROVIDED, HOWEVER, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or any Subsidiary. Stock Options

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granted  pursuant to this Section 5(a) shall be subject to the  following  terms and conditions and the terms and conditions of Section 12 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

              (i) EXERCISE PRICE. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of the Fair Market Value on the grant date.

              (ii) OPTION TERM. The term of each Stock Option shall be fixed by the Committee but no Incentive Stock Option shall be exercisable more than ten (10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

              (iii) EXERCISABILITY; RIGHTS OF A STOCKHOLDER. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

             (iv) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifyingthe number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

         (A) In cash, by certified or bank check or other instrument acceptable to the Committee;

           (B) If permitted by the Committee, in its discretion, in the form of "mature" shares of Stock (as defined in the Financial Accounting Standards Board's Emerging Issues Task Force Issue 84-18 ("Issue 84-18")) that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

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         (C) If permitted by the Committee,  in its discretion,  by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; PROVIDED that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

         (D) If permitted by the Committee, in its discretion, by reducing the number of option shares otherwise issuable to the optionee upon exercise of the option by a number of shares of Stock having a Fair Market Value equal to such aggregate exercise price (it being understood that this alternative will be available only if the optionee holds sufficient "mature" shares as defined in Issue 84-18);

         (E) By any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Committee) which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

              (v) NON-TRANSFERABILITY OF OPTIONS. Except as otherwise may be provided in this Section 5(a)(v) or in an option agreement governing an Option granted under the Plan, no Stock Option shall be transferable other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. The Committee may, however, in its sole discretion, permit transferability or assignment of a Non-Qualified Stock Option if such transfer or assignment is, in its sole determination, for valid estate planning purposes and such transfer or assignment is permitted under the Code and Rule 16b-3 under the Exchange Act. For purposes of this Section 5(a)(v), a transfer for valid estate planning purposes includes, but is not limited to: (a) a transfer to a revocable inter-vivos trust as to which the participant is both the settlor and trustee, (b) a transfer for no consideration to: (i) any member of the participant's Immediate Family, (ii) any trust solely for the benefit of members of the participant's Immediate

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         Family,  (iii) any  partnership  whose only partners are members of the
         participant's   Immediate   Family,   or  (iv)  any  limited  liability
         corporation or corporate entity whose only members or equity owners are members of the Participant's Immediate Family. For purposes of this
         Section 5(a)(v), "IMMEDIATE FAMILY" includes, but is not necessarily limited to, a Participant's parents, spouse, children, grandchildren and great-grandchildren. Nothing contained in this Section 5(a)(v) shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-Qualified Stock Option or portion thereof, and approval to transfer or assign any Non-Qualified Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Qualified Stock Option or portion thereof. The transferee or assignee of any Non-Qualified Stock Option shall be subject to all of the terms and conditions applicable to such Non-Qualified Stock Option immediately prior to the transfer or assignment and shall be subject to any conditions prescribed by the Committee with respect to such Non-Qualified Stock Option.

              (vi) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which incentive stock options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year exceeds $100,000 said excess shall be treated as a Non-Qualified Stock Option.

              (vii) FORM OF SETTLEMENT. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

         (b) RELOAD OPTIONS. At the discretion of the Committee, Options granted under Section 5(a) may include a so-called "reload" feature pursuant to which an optionee exercising an option (the "ORIGINAL OPTION") by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the Original Option;


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provided,  however, that the grant of such additional Option shall be subject to the availability of shares of Stock under the Plan at the time of the exercise of the Original Option.

         SECTION 6. CONDITIONED STOCK AWARDS.

         (a) NATURE OF CONDITIONED STOCK AWARD. The Committee in its discretion may grant Conditioned Stock Awards to any Eligible Person. A Conditioned Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("CONDITIONED STOCK"). Conditions may be based on continuing employment and/or achievement of pre-established performance goals and objectives. In addition, a Conditioned Stock Award may be granted to an employee by the Committee in lieu of a cash bonus due to such employee pursuant to any other plan of the Company.

         (b) ACCEPTANCE OF AWARD. A participant who is granted a Conditioned Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Conditioned Stock in such form as the Committee shall determine.

         (c) RIGHTS AS A SHAREHOLDER. Upon complying with Section 6(b) above, a participant shall have all the rights of a stockholder with respect to the Conditioned Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Conditioned Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Conditioned Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

         (d) RESTRICTIONS. Shares of Conditioned Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by (or termination of services with) the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Conditioned Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture

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within  ninety (90) days  following  such  termination  of employment or service
(unless  otherwise   specified,   in  the  written  instrument   evidencing  the
Conditioned Award).

         (e) VESTING OF CONDITIONED STOCK. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Conditioned Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such preestablished performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Conditioned Stock and shall be deemed "vested." The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 12, amend any conditions of the Award.

         (f) WAIVER, DEFERRAL AND REINVESTMENT OF DIVIDENDS. The written instrument evidencing the Conditioned Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

         SECTION 7. UNRESTRICTED STOCK AWARDS.

         (a) GRANT OR SALE OF UNRESTRICTED STOCK. The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan ("UNRESTRICTED STOCK") which in the case of a grant shall be without the payment of a purchase price and, in the case of a sale, at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

         (b) RESTRICTIONS ON TRANSFERS. The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

         SECTION 8. TERMINATION AND RESCISSION OF STOCK OPTIONS.

         Unless otherwise provided in the applicable agreement pursuant to which the Award was granted,

         (a) STOCK OPTIONS:

               (i) TERMINATION BY DEATH. If any participant's employment or directorship with the Company and its Subsidiaries terminates by reason of death, any Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for

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          a period of one year from the date of death,  or until the  expiration of the stated term of the Stock Option, if earlier.

             (ii) TERMINATION BY REASON OF DISABILITY OR NORMAL RETIREMENT.

                  (A) Any Stock Option held by a participant whose employment or directorship with the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of 180 days from the date of such termination of employment or directorship or until the expiration of the stated term of the Option, if earlier.

                  (B) Any Stock Option held by a participant whose employment or directorship with the Company and its Subsidiaries has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three (3) months from the date of such termination of employment or directorship or until the expiration of the stated term of the Option, if earlier.

                  (C) The Committee shall have sole authority and discretion to determine whether a participant's employment or directorship has been terminated by reason of Disability or Normal Retirement.

                  (D) Except as otherwise provided by the Committee at the time of grant, the death of a participant during a period provided in this
         Section 9(a)(ii) for the exercise of a Stock Option shall extend such period for one year from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

             (iii) TERMINATION VOLUNTARILY OR FOR CAUSE. If any participant's employment or directorship with the Company and its Subsidiaries has been terminated by the optionee voluntarily (other than by reason of Normal Retirement) or by the Company or any of its Subsidiaries for Cause, any Stock Option held by such participant shall immediately

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

         terminate at the end of the last day of the optionee's employment or directorship and shall thereafter be of no further force and effect. The Committee shall have sole authority and discretion to determine whether a participant's employment or directorship has been terminated by the optionee voluntarily or by the Company or any of its Subsidiaries for Cause.

             (iv) TERMINATION WITHOUT CAUSE. Unless otherwise determined by the Committee, if a participant's employment or directorship with the Company and its subsidiaries is terminated by the Company or any of its Subsidiaries without cause, any Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment or directorship, for three (3) months from the last day of the optionee's employment or directorship (or such longer period as the Committee shall specify at any time, it being understood that any Incentive Options that are not exercised by
         such   terminated   optionee   within  three  (3)  months  after  such
         termination shall thereafter become Nonqualified Options) or until the expiration of the stated term of the Option, if earlier.

             (v) COVENANT NOT TO COMPETE AND CANCELLATION AND RESCISSION OF OPTIONS. As a condition for acceptance of Stock Options, participants shall agree that during the one (1) year period following their termination of employment for any reason (excluding any such termination by the Company without cause) the participant shall not, directly or indirectly, work for or render any services to any person, firm or business located within a 150 mile radius of the Company's office in Naugatuck, Connecticut which offers products and/or services competitive to the products and/or services of participant. Upon termination, in order to ascertain if future employment would be deemed to be in non-compliance with this covenant, a participant should notify the Company as to participant's future employer and make a request for approval to retain participant's rights with respect to Stock Options on the basis of demonstrating that participant is not entering into a competitive situation. If a non-competitive situation is demonstrated to the Company's satisfaction, then such approval shall not be unreasonably withheld. In the event participant fails to comply with or otherwise breaches this covenant in any way, during the two year period following any such termination, the Company may notify participant in writing of the rescission of any options exercised by participant within nine (9) months prior to any such termination of participant's employment. Within ten (10) days after receiving such a notice from the Company, the participant shall pay to the Company in cash, the aggregate amount of any gain resulting from the exercise by participant of such rescinded options and the subsequent sales of the shares received on the exercise or, if no such sale of said shares has occurred, upon the Company's demand, return the shares received on the exercise of such rescinded options against the refund by the Company of the exercise price therefor.

         (b) OTHER AWARDS. All Awards other than Stock Options granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

         SECTION 9. TAX WITHHOLDING.

         (a) PAYMENT BY PARTICIPANT.  Each participant  shall, no later than the

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Date as of which the value of an Award or of any Stock or other amounts received thereunder  first becomes  includable in the gross income of the participant for
Federal  income  tax  purposes,   pay  to  the  Company,  or  make  arrangements
satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

         (b) PAYMENT IN SHARES. A participant may elect, with the consent of the Committee, in its discretion, to have such tax-withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award. If shares are withheld from an Award in order to satisfy said withholding tax or payroll tax requirements, only the number of Shares with an aggregate Fair Market Value equal to the minimum withholding amount due shall be so withheld.

         SECTION 10. TRANSFER, LEAVE OF ABSENCE, ETC.

         For purposes of the Plan, the following events shall not be deemed a termination of employment:

         (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

         (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

        SECTION 11. AMENDMENTS AND TERMINATION.

         The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. However, no such amendment, unless approved by the stockholders of the Company, shall be

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

effective if it would cause the Plan to fail to satisfy the incentive stock option requirements of the Code, or cause transactions under the Plan to fail to satisfy the requirements of Rule 16b-3 or any successor rule under the Act as in effect on the date of such amendment.

         SECTION 12. STATUS OF PLAN.

         With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

         SECTION 13. CHANGE OF CONTROL PROVISIONS.

         (a) In the event of a Change of Control while unexercised Stock Options, Conditional Stock Awards, or Stock Awards remain outstanding under the Plan, then (i) the time for exercise of all unexercised and unexpired Awards shall be automatically accelerated, effective as of the effective time of the Change of Control (or such earlier date as may be specified by the Committee), and (ii) after the effective time of such Change of Control, unexercised Stock Options, Conditional Stock Awards, or Stock Awards, shall remain outstanding and shall be exercisable for shares of Stock (or consideration based upon the Fair Market Value of Stock) or cash, or if applicable, for shares of such securities, cash or property (or consideration based upon shares of such securities, cash or property) as the holders of shares of Stock received in connection with such Change of Control.

         (b) "CHANGE OF CONTROL" shall mean the occurrence of any one of the following events:

              (i) persons who, as of July 1, 2003, constituted the Company's Board (the "INCUMBENT BOARD") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to July 1, 2003 whose election was approved by, or who was nominated either with the approval of, at least a majority of the directors then comprising the Incumbent Board or who was elected in accordance with rights provided to Abelco Finance LLC and the Indenture Trustee for the Debentures under the Plan of Reorganization, shall, for purposes of

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

         this Plan, be considered a member of the Incumbent Board, including those persons initially elected as directors as provided in the Plan of Reorganization; or

               (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty-five percent (65%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

               (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         SECTION 14. GENERAL PROVISIONS.

         (a) NO DISTRIBUTION; COMPLIANCE WITH LEGAL REQUIREMENTS. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

         No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

         (b) DELIVERY OF STOCK CERTIFICATES. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

         (c) OTHER COMPENSATION ARRANGEMENTS; NO EMPLOYMENT RIGHTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.

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

         (d) DELEGATION BY COMMITTEE. The Committee may delegate to the Chief Executive Officer of the Company the authority to make decisions relating to the grant or exercise of Options or other Awards (other than to himself), including without limitation the authority to permit the holder of an award to deliver Stock in payment of the exercise price and the authority to permit a holder of an Award to satisfy a tax withholding obligation by authorizing the Company to withhold shares from the shares of Stock to be issued pursuant to an Award.

         SECTION 15. EFFECTIVE DATE OF PLAN.

         The Effective Date of the Plan of Reorganization shall be the effective date of the adoption of this Plan.

         SECTION 16. GOVERNING LAW.

         This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to its principles of conflicts of laws.

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